As filed with the Securities and Exchange Commission on April 28, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-2532036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2595 Dallas Parkway, Suite 310

Frisco, Texas 75034

(716) 759-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy G. McEvoy, Esq.

Senior Vice President, General Counsel and Secretary

Greatbatch, Inc.

2595 Dallas Parkway, Suite 310

Frisco, Texas 75034

(716) 759-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John J. Zak, Esq.

Craig M. Fischer, Esq.

Hodgson Russ LLP

140 Pearl Street, Suite 100

Buffalo, New York 14202

(716) 856-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,928,944	$37.535	$147,472,914	$14,851

(1)	The number of shares of the registrant’s common stock, par value $0.001 per share, to be registered pursuant to this registration statement represents shares owned by certain selling stockholders. There is also being registered such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock, par value $0.001 per share, on April 25, 2016, as reported on the New York Stock Exchange.

PROSPECTUS

GREATBATCH, INC.

3,928,944 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 3,928,944 shares of our common stock, par value $0.001 per share, in amounts, at prices and on terms that will be determined at the time of the sale. The selling stockholders acquired these shares from us in connection with our acquisition of Lake Region Medical Holdings, Inc., or Lake Region Medical, pursuant to an Agreement and Plan of Merger, dated August 27, 2015, by and among Greatbatch, Inc., Provenance Merger Sub Inc. and Lake Region.

The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock.

Selling stockholders that are affiliates of Greatbatch, Inc., if any, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf.

Our common stock is traded on the New York Stock Exchange under the symbol “GB.” The last reported closing sale price of our common stock on the New York Stock Exchange on April 27, 2016 was $38.83 per share.

We will not receive any proceeds from the sale by the selling stockholders of shares of our common stock, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions. The selling stockholders may offer and sell shares of common stock directly to or through one or more underwriters, brokers-dealers or agents, or directly to one or more purchasers and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, on a continuous or delayed basis. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. You should carefully consider the Risk Factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using an automatic “shelf” registration process. By using a shelf registration statement, the selling stockholders identified in this prospectus may, from time to time, offer or sell shares of our common stock, as described in this prospectus, in one or more offerings. Each time that the selling stockholders sell shares of our common stock, we may, if appropriate or required, provide a prospectus supplement to accompany a sale by the selling stockholders that will contain specific information about the terms of that offering or file an amendment to the registration statement of which this prospectus is a part. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. Any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any amendment, any applicable prospectus supplement or any related free writing prospectus, you should rely upon the information in the amendment, prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Before making an investment in our common stock, you should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The selling stockholders will not make an offer to sell or sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless an applicable prospectus supplement indicates otherwise, the terms “we,” “us,” “our” and similar terms in this prospectus refer Greatbatch, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any amendment, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “may,” “will,” “intend,” “estimate,” “should,” “would,” “could,” “predict,” “potential,” “project, “target,” “forecast, “strategy,” “future,” “opportunity,” “assume,” “guide” and similar expressions, whether in the negative or affirmative. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

These risks and uncertainties include those described under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement and under the same heading in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. Given these uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

GREATBATCH, INC.

We manufacture and develop high-quality medical devices and components primarily for large original equipment manufacturers, which depend on us to design, develop and produce reliable, long-lasting, intellectual property protected medical device technologies. During the fourth quarter of 2015, we acquired all of the outstanding shares of common stock of Lake Region Medical, which created one of the largest medical device outsource manufacturers in the world serving the cardiac, neuromodulation, orthopaedics, cardio and vascular, advanced surgical, portable medical, energy, environmental and military markets.

We were incorporated as a Delaware corporation in 1997. Our history dates to 1970 when Wilson Greatbatch Ltd. was founded for the purpose of designing and manufacturing batteries for implantable medical and commercial applications.

Our principal executive offices are located at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034. Our telephone number is (716) 759-5600. Our Internet website address is www.greatbatch.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus.

If you want to find more information about us, please see the section entitled “Where You Can Find More Information” in this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks and uncertainties contained in any applicable prospectus supplement and the risks and uncertainties incorporated by reference in this prospectus, including the information included under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2016, which is incorporated by reference herein in its entirety, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the SEC, as described under “Where You Can Find More Information” below, which will also be incorporated by reference herein in their entirety.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of our common stock by any selling stockholder.

SELLING STOCKHOLDERS

In connection with our acquisition of Lake Region Medical on October 27, 2015, we issued, as a portion of the consideration received by the selling stockholders, 3,928,944 shares of our common stock in a private placement to the selling stockholders. Pursuant to the requirements of the related stockholders agreement, dated October 27, 2015, entered into with certain former Lake Region Medical stockholders, we are registering all of these shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The registration of these shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares of common stock that they own pursuant to this prospectus.

The following table sets forth the name of each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders and the number of shares of our common stock to be offered by each of the selling stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of shares of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of our common stock offered under this prospectus. The ownership percentage indicated in the following table is computed based on 30,796,435 shares of our common stock outstanding as of April 27, 2016. We have no shares of preferred stock outstanding. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling stockholders may change over time.

Except as described in this prospectus, in any applicable prospectus supplement or any free writing prospectus and in the documents incorporated by reference in this prospectus, none of the selling stockholders listed in the table below has, or within the past three years has had, any material relationship with us or any of our predecessors (other than through their ownership of Lake Region Medical) or affiliates.

For purposes of the following table, we have determined beneficial ownership in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
	Shares	Percentage		Shares(3)	Percentage(3)
Name of Selling Stockholder
Accellent Holdings LLC(1)	2,946,709	9.6%	2,946,709	—	—
Bain Capital Investors, LLC and related funds(2)	982,235	3.2%	982,235	—	—

(1)	Based solely on information provided by Accellent Holdings LLC in a Schedule 13G filed with the SEC on October 29, 2015. Accellent Holdings LLC holds 2,946,709 shares of our common stock. Each of KKR Millennium Fund L.P. (as the managing member of Accellent Holdings LLC), KKR Associates Millennium L.P. (as the general partner of KKR Millennium Fund L.P.), KKR Millennium GP LLC (as the general partner of KKR Associates Millennium L.P.), KKR Fund Holdings L.P. (as the designated member of KKR Millennium GP LLC), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.), KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited), KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the sole general partner of KKR & Co. L.P.), and Henry R. Kravis and George R. Roberts may be deemed to share voting and dispositive power with respect to the shares of our common stock held by Accellent Holdings LLC, but each disclaims beneficial ownership of such shares. Each of the KKR entities (other than George R. Roberts) has an address c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. George R. Roberts has an address c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)	The shares included in this table consist of: (i) 971,978 shares of our common stock held by Bain Capital Integral Investors, LLC, or Integral and (ii) 10,257 shares of our common stock held by BCIP TCV, LLC, or TCV (TCV together with Integral, the Bain Capital Entities). The governance, investment strategy and decision-making process with respect to investments held by all of the Bain Capital Entities is directed by the Global Private Equity Board, or GPEB, of Bain Capital Investors, LLC, or BCI, which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, David Gross-Loh, Stephen Pagliuca, Michel Plantevin, Dwight Poler and Jonathan Zhu. By virtue of the relationships described in this footnote, BCI may be deemed to exercise voting and dispositive power with respect to the shares of our common stock held by the Bain Capital Entities. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. Each of the Bain Capital Entities has an address c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(3)	Assumes the sale of all shares offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We are registering the common stock issued to the selling stockholders to permit the resale of these shares of common stock by holders of the common stock from time to time after the date of this prospectus.

The selling stockholders may sell shares of our common stock to or through underwriters, brokers-dealers or agents and/or directly to one or more purchasers. Shares of our common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the below methods when selling shares of our common stock:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	through agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144, Regulation S, Section 4(a)(1) or other exemptions from the registration requirements of the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Each time that any of the selling stockholders sell common stock covered by this prospectus, we may, if appropriate or required, provide a prospectus supplement or supplements that may describe the method of distribution and set forth the terms and conditions of such offering, including (i) the name or names of any underwriters, broker-dealers or agents and the amounts of common stock underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the common stock and the proceeds to the selling stockholders; (iii) any options under which underwriters may purchase additional shares of common stock from the selling stockholders; (iv) any underwriting discounts, concessions or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering and (vi) any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Unless otherwise indicated in an applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

If a broker-dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the broker-dealer, as agent or principal. If acting as principal, the broker-dealer may then resell the common stock to the public at varying prices to be determined by the broker-dealer at the time of resale.

If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in an applicable prospectus supplement that the underwriter will use to make resales of the common stock to the public. The obligations of the underwriters to purchase the shares of common stock will be subject to the conditions set forth in the underwriting agreement. Unless otherwise indicated in an applicable prospectus supplement, the underwriters will be obligated to purchase all of the offered shares if they purchase any of the offered shares. In connection with the sale of the common stock, the selling stockholders, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through broker-dealers, and those broker-dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.

Underwriters, broker-dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each or both enter into agreements to indemnify underwriters, broker-dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “GB.” To facilitate an offering of common stock, persons participating in that offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to broker-dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in an applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the common stock covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay the fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholders and their affiliates. The foregoing may affect the marketability of our common stock. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. This description may not contain all of the information that is important to you. You should read our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and the Stockholders Agreement (as defined below), copies of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the General Corporation Law of the State of Delaware, or the DGCL. The summary below is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, the Stockholders Agreement and the DGCL.

Authorized Stock

Our authorized capital stock consists of 100 million shares of common stock, par value $0.001 per share, of which 30,796,435 shares were outstanding as of April 27, 2016, and 100 million shares of preferred stock, par value $0.001 per share, of which none were outstanding as of that date. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. The holders of shares of common stock are not entitled to cumulate their votes in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. The holders of shares of common stock are entitled to receive such dividends as our board of directors may from time to time, and in its discretion, declare from any assets legally available therefor.

The holders of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The holders of common stock are not subject to further calls or assessments by us. Upon our liquidation, after payment or provision for payment of all of our obligations and any liquidation preference of any outstanding preferred stock, the holders of our common stock are entitled to share ratably in our remaining assets.

Our common stock is traded on the New York Stock Exchange under the symbol “GB.”

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

We currently have no shares of preferred stock outstanding.

Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

Our board of directors may, without further action of the stockholders, determine and set forth in a designation, the following for each series of preferred stock:

•	the serial designation and the number of shares in that series;

•	the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•	the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•	whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•	whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our Restated Certificate of Incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

The preferred stock, when issued, will be fully paid and non-assessable.

The Stockholders Agreement

In connection with the completion of the acquisition of Lake Region Medical, we entered into a Stockholders Agreement, dated as of October 27, 2015, with Kohlberg Kravis Roberts & Co. L.P., or KKR, Bain Capital Private Equity, LP, or Bain, an investment fund affiliated with KKR that was a stockholder of Lake Region Medical, or the KKR Stockholder, and certain investment funds affiliated with Bain that were stockholders of Lake Region Medical, or the Bain Stockholders. The Stockholders Agreement contains provisions relating to, among other things, restrictions on the acquisition of additional shares of our common stock by the KKR Stockholder or the Bain Stockholders, as applicable, above the percentage of shares of our common stock owned by the KKR Stockholder or the Bain Stockholders, as applicable, as of the closing of acquisition of Lake Region Medical.

Following an initial six-month holding period, which was completed on April 27, 2016, we are required to file a shelf registration statement to register the shares of common stock received by the KKR Stockholder and the Bain Stockholders as part of the acquisition of Lake Region Medical. The shelf registration statement of which this prospectus forms a part has been filed to satisfy such obligation. In addition, the KKR Stockholder and the Bain Stockholders are also each entitled to other customary demand and piggyback registration rights, in each case, subject to limitations as to the timing of the exercise of these rights. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is attached hereto as Exhibit 4.3 and is incorporated by reference herein.

Restrictions on Change in Control

See “Important Provisions of Our Governing Documents and Delaware Law” below for a description of certain provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws that may have the effect of delaying, deferring or preventing a change in control of us.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and applicable provisions of the DGCL may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder may consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.

Delaware Anti-Takeover Law

We are a Delaware corporation and are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years after the time at which the person became an interested stockholder unless:

•	prior to that time, the board of directors approved either the business combination or transaction in which the stockholder became an interested stockholder;

•	upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation’s outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or

•	the business combination is approved by both the board of directors and by holders of at least 66 2/3% of the corporation’s outstanding voting stock at a meeting and not by written consent, excluding shares owned by the interested stockholder.

For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an “interested stockholder.” “Interested stockholder” means a person who, together with its affiliates and associates, owns, or under certain circumstances has owned, within the prior three years, 15% or more of the outstanding voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, we have not made this election.

Authorized but Unissued or Undesignated Capital Stock

Our authorized capital stock consists of 100 million shares of common stock and 100 million shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Amended and Restated Certificate of Incorporation grants our board of directors with broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our stockholders.

Special Meetings of Stockholders

Our Amended and Restated Bylaws provides that special meetings of our stockholders may be called only by our board of directors. Our Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting or otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of our board of directors.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with the information specified in our Amended and Restated Bylaws. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding annual meeting of stockholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Director Liability Limitation and Indemnification

Our Amended and Restated Certificate of Incorporation provides that no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or a knowing violation of law;

•	any matter in respect of which the director would be liable under Section 174 of the DGCL or any amendment of successor provision thereto; or

•	any transaction from which the director shall have received an improper benefit.

These provisions may discourage stockholders’ actions against directors. Directors’ personal liability for violating the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director.

Our Amended and Restated Certificate of Incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that:

•	he or she is or was our director, officer, employee or agent; or

•	while a director, officer, employee or agent of ours, he or she is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

We will indemnify such persons against the expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action, suit or proceeding to the fullest extent set forth in and permitted by the DGCL and any other applicable law, as from time to time in effect.

The DGCL provides that indemnification is mandatory where a director or officer has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute.

The DGCL generally permits indemnification for expenses incurred in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third-party actions, provided the following determination is made:

•	the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or

•	in a criminal proceeding, the person had no reasonable cause to believe his conduct to be unlawful.

The determination must be made by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable.

Under Delaware law, the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

The right of indemnification, including the right to receive payment in advance of expenses, conferred by our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

We have entered into indemnification agreements with our directors and executive officers providing for mandatory indemnification and advancement of expenses to the fullest extent permitted by applicable law.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Hodgson Russ LLP, Buffalo, New York. Attorneys at Hodgson Russ own approximately 4,000 shares of our common stock.

EXPERTS

The consolidated financial statements of Greatbatch, Inc. and subsidiaries, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Lake Region Medical Holdings, Inc. and subsidiaries as of January 3, 2015 and December 31, 2013 and for each of the three fiscal years in the period ended January 3, 2015, incorporated in this prospectus by reference from our Current Report on Form 8-K/A filed with the SEC on January 11, 2016, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. These SEC filings are also available over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document filed with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

Until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, unless expressly provided otherwise in a prospectus supplement, we do not incorporate by reference any Form SD or any documents or information deemed to have been furnished and not filed in accordance with the SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended January 1, 2016;

•	Our Current Reports on Form 8-K filed on January 11, 2016 (only with respect to Item 2.01, Item 9.01(a) and Exhibits 23, 99.1 and 99.2 of Item 9.01(d) of the Form 8-K/A filed on such date); February 24, 2016; March 4, 2016; March 18, 2016; April 12, 2016 and April 28, 2016 (the first Form 8-K filed on such date);

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2016, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 1, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 25, 2000 (File No. 001-16137), including any amendment or report filed for the purpose of updating such description.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document) upon written or oral request and at no cost to the requester. Requests should be directed to Christopher J. Thome, Assistant Corporate Controller – Reporting and Shared Services, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031 or at telephone number (716) 759-5600. We also make available, free of charge, on or through our internet website (http://www.greatbatch.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our internet website in this prospectus, other than the documents listed in the preceding paragraph.

GREATBATCH, INC.

Common Stock

PROSPECTUS

April 28, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown below are estimates, except for the SEC registration fee:

SEC registration fee	$14,851
Accountants’ fees and expenses	$50,000
Legal fees and expenses	$15,000
Printing expenses	$3,000
Miscellaneous	$2,149

Total	$85,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended and Restated Certificate of Incorporation provides that each person who was or is made or is threatened to be made a party to, or to testifies in, any action or proceeding by reason of the fact that such person is or was our director, officer, employee or agent or, while a director, officer, employee or agent of ours, that person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, will be indemnified and held harmless by us to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended to provide broader indemnification rights than authorized prior to such amendment. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, any provision of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our Amended and Restated Bylaws also specifically authorized us to maintain insurance against such actions.

Our Amended and Restated Certificate of Incorporation provides that no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or a knowing violation of law;

•	any matter in respect of which the director would be liable under Section 174 of the DGCL or any amendment of successor provision thereto; or

•	any transaction from which the director shall have received an improper benefit.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

We have entered into indemnification agreements with our directors and executive officers providing for mandatory indemnification and advancement of expenses to the fullest extent permitted by applicable law.

In addition, we have a directors’ and officers’ liability policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

The underwriting, distribution or similar agreements that may be filed as exhibits to this registration statement may contain provisions regarding indemnification of our directors and officers against certain liabilities under the Securities Act, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

Item 16. Exhibits

The list of exhibits is incorporated by reference to the Exhibit Index on page E-1.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on April 28, 2016.

GREATBATCH, INC.

By:	/s/ Thomas J. Hook
Name: Thomas J. Hook
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Thomas J. Hook, Michael Dinkins and Timothy G. McEvoy, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate, and appoints each of Thomas J. Hook, Michael Dinkins and Timothy G. McEvoy, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Thomas J. Hook Thomas J. Hook	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2016

/s/ Michael Dinkins Michael Dinkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2016

/s/ Thomas J. Mazza Thomas J. Mazza	Vice President and Corporate Controller (Principal Accounting Officer)	April 28, 2016

/s/ Bill R. Sanford Bill R. Sanford	Chairman of the Board and Director	April 28, 2016

/s/ Pamela G. Bailey Pamela G. Bailey	Director	April 28, 2016

/s/ Joseph W. Dziedzic Joseph W. Dziedzic	Director	April 28, 2016

/s/ Jean Hobby Jean Hobby	Director	April 28, 2016

/s/ M. Craig Maxwell M. Craig Maxwell	Director	April 28, 2016

/s/ Filippo Passerini Filippo Passerini	Director	April 28, 2016

/s/ Peter H. Soderberg Peter H. Soderberg	Director	April 28, 2016

/s/ William B. Summers, Jr. William B. Summers, Jr.	Director	April 28, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1.1*	Form of underwriting or purchase agreement.

2.1	Agreement and Plan of Merger, dated as of August 27, 2015, by and among Lake Region Medical Holdings, Inc., Greatbatch, Inc. and Provenance Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on August 31, 2015).

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended June 27, 2008).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the year ended January 1, 2010).

4.3	Stockholders Agreement, dated as of October 27, 2015, by and among Greatbatch, Inc., Kohlberg Kravis Roberts & Co. L.P., Bain Capital Investors, LLC and each other stockholder party thereto (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on October 28, 2015).

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP, Independent Auditors.

23.3	Consent of Hodgson Russ LLP (contained in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	To be filed by a post-effective amendment or as an exhibit to a document incorporated by reference herein, if applicable.

E-1